EXHIBIT 4a - LONG-TERM DEBT INSTRUMENTS

                     				  (Dollars in Thousands)


The total amount of securities authorized under any long-term debt instrument does not exceed 10% of the total assets of the Registrant and its subsidiaries on a consolidated basis.

As of January 2, 1994, the long-term debt of the Company was as follows:

     10.5% Senior Notes due 1994-1998                                 $ 3,125

     10.6% Senior Notes due 1994-2003                                   6,000

     10.5% Convertible Subordinated Notes due 1995-1997                 4,500

     Term Note with interest at 4.9% due 1994-2000                      3,637*

     Other                                                                 68
                                                        									     --------
								                                                               17,330
     Less current maturities                                           (3,140)
								                                                              --------
                                                        								      $14,190
								                                                              ========

*    Prepaid in full on February 1, 1994.



     The Company agrees to furnish on request to the Securities and Exchange Commission a copy of any instrument defining the rights of holders of long-term debt of the Registrant and all of its subsidiaries for which consolidated or unconsolidated financial statements are required to be filed.